H | B | M

HANSEN, BARNETT & MAXWELL, P.C.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of Simple Products Corporation of our report dated May 14, 2012 relating to the consolidated financial statements of Simple Products Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Hansen, Barnett + Maxwell, P.C.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
May 14, 2012